Exhibit 5.1

FOLEY & LARDNER LLP ATTORNEYS AT LAW 111 HUNTINGTON AVENUE BOSTON, MASSACHUSETTS 02199 617.342.4000 TEL 617.342.4001 FAX www.foley.com

CLIENT/MATTER NUMBER 346715/0148

April 1, 2010

Molecular Insight Pharmaceuticals, Inc.

160 Second Street

Cambridge, MA 02142

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We refer to the Registration Statement (the “Registration Statement”) on Form S-8 filed today by Molecular Insight Pharmaceuticals, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”), for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of additional 1,010,733 shares (the “Shares”) of the authorized common stock, par value $.01 per share, which may be issued pursuant to the Company’s Amended and Restated 2006 Equity Incentive Plan (the “Plan”). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

In connection with the foregoing registration, we have acted as counsel for the Company and have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, certificates of public officials and of representatives of the Company, and other documents as we deemed necessary to deliver the opinion expressed below. In giving the opinion set forth below, we have assumed the following:

1. The Shares will continue to be duly and validly authorized on each date on which Shares are issued to participants pursuant to the terms of the Plan;

2. Upon issuance of any of the Shares, the total number of shares of common stock of the Company issued and outstanding will not exceed the total number of shares of common stock that the Company is then authorized to issue; and

3. No change occurs after the date hereof in applicable law or the pertinent facts.

Based upon the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that the Shares, when and if issued and paid for in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable.

Molecular Insight Pharmaceuticals, Inc.

April 1, 2010

This opinion letter is provided to you for your benefit solely with regard to the Registration Statement, may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws, and may not be relied upon by any other person or for any other purpose without our prior written consent. We hereby consent to the inclusion of this opinion as Exhibit 5.1 in the Registration Statement being filed to register the Shares. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ FOLEY & LARDNER LLP